Exhibit 10.16
SECURITIES PURCHASE AGREEMENT
          THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of February 23, 2006, by and among Astoria Generating Company Holdings, L.L.C., a Delaware limited liability company (the “Company”) and each of the individuals and entities listed on Schedule of Investors attached hereto (collectively referred to herein as the “Investors” and individually as “Investor”).
          WHEREAS, the Investors desire to purchase, and the Company desires to issue and sell on the date hereof, an aggregate of 31,440,000 Series A Voting Common Units (“Series A Units”) of the Company (the “Series A Units”) on the terms and subject to the conditions contained in this Agreement.
          WHEREAS, on the date hereof, the Company is issuing to certain Investors an aggregate of 953 Series B Nonvoting Common Units of the Company (“Series B Units” and together with the Series A Units, the “Investor Securities”) on the terms and subject to the conditions contained in this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Purchase and Sale of the Investor Securities.
          (a) Upon execution of this Agreement, each Investor will purchase, and the Company will issue and sell the number of Series A Units, at a price of $10.00 per Series A Unit, set forth beside such Investor’s name on Schedule of Investors attached hereto and each Investor will deliver to the Company a cashier’s or certified check or wire transfer of funds in the amount set forth beside such Investor’s name on Schedule of Investors attached hereto. The Company will issue the number of Series B Units to certain Investors as set forth beside such Investor’s name on the Schedule of Investors attached hereto.
          (b) In connection with the purchase and sale of Investor Securities hereunder, each Investor represents and warrants to the Company as to itself that:
          (i) The Investor Securities to be acquired by the Investor pursuant to this Agreement will be acquired for the Investor’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended from time to time (the “Securities Act”), or any applicable state securities laws, and the Investor Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (ii) The Investor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Investor Securities.
          (iii) The Investor is able to bear the economic risk of his or its investment in the Investor Securities for an indefinite period of time because the Investor

Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
          (iv) The Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Investor Securities and has had full access to such other information concerning the Company as he or it has requested.
          (v) Such Investor is an “Accredited Investor” as defined in Regulation D under the Securities Act and such Investor considers himself or itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Investor Securities. Such Investor acknowledges and understands that an investment in the Investor Securities involves substantial risks and such Investor is able to bear the economic risks of an investment in the Investor Securities pursuant to the terms hereof, including the complete loss of such Investor’s investment in the Investor Securities.
          (vi) This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Investor does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Investor is a party or any judgment, order or decree to which the Investor is subject.
          (c) Each Investor acknowledges and agrees that on the date hereof, each Investor shall execute and agree to be bound by the Company’s Amended and Restated Operating Agreement (the “LLC Agreement”), dated as of the date hereof by and among the Company and the Investors.
          2. Restrictions on Transfer of the Investor Securities. The Investor Securities are also subject to the restrictions on transfer set forth in the LLC Agreement (as in effect from time to time), and nothing herein shall be interpreted to limit the restrictions on transfer set forth therein.
          3. General Provisions.
          (a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Investor Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Investor Securities as the owner of such Investor Securities for any purpose.
          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each Investor, the Company and their respective successors and assigns (including subsequent holders of Investor Securities); provided that the rights and obligations of each Investor under this Agreement shall not be assignable except in connection with a permitted transfer of the Investor Securities hereunder.
          (f) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its investors. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
          (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the holders of a majority of the Series A Units issued hereunder.
          (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the date first written above.

ASTORIA GENERATING COMPANY HOLDINGS, L.L.C.

By:	/s/ Jane Warren

Name:
Its:

THE INVESTORS:

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Patrick C. Eeley

Its:	Authorized Signatory

HUNT GENERATION INVESTMENTS & TRANSMISSION SERVICES, L.P.

By:	HGITS GP, L.L.C.
Its:	General Partner

By:	/s/ Keith Ball

Its:	Authorized Signatory

/s/ Stanley Shuman

STANLEY SHUMAN

JACOB WORENKLEIN & CINDY WORENKLEIN AS TENANTS BY THE ENTIRETY

By:	/s/ Jacob Worenklein

Jacob Worenklein

By:	/s/ Cindy Worenklein

Cindy Worenklein

/s/ Jacob Worenklein

JACOB WORENKLEIN

/s/ Jeff Hunter

JEFF HUNTER

/s/ Mark Sudbey

MARK SUDBEY

/s/ Ian Nutt

IAN NUTT

/s/ Craig Hart

CRAIG HART

/s/ Adam Allen

ADAM ALLEN

Schedule of Investors

			Series B
		Series A Voting	Nonvoting
Name and Address	Purchase Price	Common Units	Common Units
Madison Dearborn Capital Partners IV, L.P. Three First National Plaza Suite 3800 Chicago, Illinois 60602	$282,845,000	28,284,500	—

Hunt Generation Investments & Transmission Services, L.P. c/o US Power Generating Company, LLC, 400 Madison Avenue, New York, NY 10017	$25,000,000	2,500,000	386

Stanley Shuman c/o Allen & Company 711 5th Avenue New York, NY 100022	$3,000,000	300,000	—

Jacob Worenklein and Cindy Worenklein, as tenants by the entirety 610 West End Avenue New York, NY 10024	$2,630,000	263,000	—

Jacob Worenklein 610 West End Avenue, New York, NY 10024	—	—	266

Jeff Hunter 33 Johnson Place, Rye, NY 10580	$300,000	30,000	91

Mark Sudbey 1 Cider Mill Road, Sandy Hook, CT 06482	$250,000	25,000	70

Ian Nutt USPG, 400 Madison Avenue, New York, NY 10017	$225,000	22,500	70

Craig Hart 241 West 108 Street, Apt. 5, New York, NY 10025	$100,000	10,000	35

Adam Allen 284 Mott Street, 6H, New York, NY 10012	$50,000	5,000	35

TOTAL	$314,400,000	31,440,000	953